As filed with the Securities and Exchange Commission on June 3, 2026

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

UPBOUND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-0491516
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5501 Headquarters Drive, Plano, Texas (Address of Principal Executive Offices)	75024 (Zip Code)

Upbound Group, Inc. 2026 Long-Term Incentive Plan
(Full title of the plan)

Bryan Pechersky

Executive Vice President - General Counsel and Corporate Secretary

5501 Headquarters Drive

Plano, Texas 75024
(Name and address of agent for service)

(972) 801-1100

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Upbound Group, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register an aggregate of 4,590,636 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), for issuance under the Upbound Group, Inc. 2026 Long-Term Incentive Plan, as amended (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement omits the information specified by Part I of Form S-8. The documents containing the information specified by Part I of Form S-8 will be delivered to the participants in the Plan covered by this Registration Statement, as required by Rule 428. Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated into this Registration Statement by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on February 23, 2026 (including information specifically incorporated therein by reference from the Definitive Proxy Statement on Schedule 14A for the 2026 Annual Meeting of Stockholders, filed on April 21, 2026);

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on May 1, 2026;

(c) The Registrant’s Current Reports on Form 8-K, filed on May 19, 2026 and June 3, 2026 (excluding any information furnished in such reports under Item 2.02 or Item 7.01 or any corresponding Item 9.01); and

(d) Description of the Common Stock contained in Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3, filed on February 20, 2025, including any amendments or reports filed for the purpose of updating such documents.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, provided, however, that the Registrant is not incorporating by reference any information in these documents or filings that is deemed “furnished” to and not filed with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Charter

The Registrant’s certificate of incorporation (as amended from time to time, the “Charter”) provides that the Registrant’s directors or officers will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law (the “DGCL”). Any amendment, modification or repeal of this provision of the Charter will not adversely affect any right or protection of any of the Registrant’s directors or officers thereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Amended and Restated Bylaws

The Registrant’s amended and restated bylaws (the “Bylaws”) provide that it will indemnify its directors and officers upon request and approval to the fullest extent authorized by the DGCL or any other applicable law. Such indemnity may be against reasonable expenses, including attorneys’ fees, and other items incident to any suit or proceeding (as prescribed in the Bylaws) with respect to which the director or officer is a witness or a party. In addition, upon request and approval, an officer or director shall be advanced expenses (as prescribed in the Bylaws) within ten days after requesting them to the fullest extent permitted by Section 145(e) of the DGCL.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145 of the DGCL also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. In addition, we maintain a directors’ and officers’ liability insurance policy.

The foregoing summaries are necessarily subject to the complete text of the statute, the Charter and the Bylaws and are qualified in their entirety by reference thereto.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number
4.1	Restated Certificate of Incorporation of the Registrant, dated as of December 5, 2024 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 dated as of February 20, 2025).

4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K dated as of June 4, 2024).

4.3	The description of the Registrant’s common stock, par value $0.01, contained as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3, filed with the SEC on February 20, 2025.

4.4	Upbound Group, Inc. 2026 Long-Term Incentive Plan (incorporated herein by reference to Annex B of the Registrant’s Proxy Statement on Schedule 14A, dated as of April 21, 2026).

4.5	First Amendment to the Upbound Group, Inc. 2026 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, filed June 3, 2026).

5.1	Opinion of Sullivan & Cromwell LLP (filed herewith).

23.1	Consent of Sullivan & Cromwell LLP (contained in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP (filed herewith).

23.3	Consent of Ernst & Young LLP (filed herewith).

24.1	Power of Attorney (set forth on the signature page to this Registration Statement).

107	Filing Fee Table (filed herewith).

Item 9. Undertakings.

(a)            The undersigned Registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (17 C.F.R. § 230.424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on the 3rd day of June, 2026.

UPBOUND GROUP, INC.

By:	/s/ Bryan Pechersky
Name: Bryan Pechersky
Title: Executive Vice President – General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Bryan Pechersky, Executive Vice President – General Counsel and Corporate Secretary, and Hal Khouri, Executive Vice President – Chief Financial Officer, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the indicated capacities on June 3, 2026.

/s/ Fahmi Karam	Chief Executive Officer
Fahmi Karam	(Principal Executive Officer and Director)

/s/ Hal Khouri	EVP, Chief Financial Officer
Hal Khouri	(Principal Financial and Principal Accounting Officer)

/s/ Jeffrey Brown	Director
Jeffrey Brown

/s/ Charu Jain	Director
Charu Jain

/s/ Molly Langenstein	Director
Molly Langenstein

/s/ Harold Lewis	Director
Harold Lewis

/s/ Glenn Marino	Director
Glenn Marino

/s/ Carol McFate	Director
Carol McFate